NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of _________________ (the “Grant Date”) between Aspen Group, Inc. (the “Company”) and ____________ (the “Optionee”).

        WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the ____ Equity Incentive Plan (the “Plan”); and

        WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

        NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

        1. Grant of Non-Qualified Options. On the Grant Date, the Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of _____ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth. The Optionee acknowledges receipt of a copy of the Plan, as amended.

        2. Price. The exercise price of the Options is $______, per share.

        3. Vesting - When Exercisable.

         (a) The Options shall vest in equal annual installments over a three year period (with fractional numbers initially rounded up and then rounding down) subject to continued service with the Company as of each applicable vesting date. Notwithstanding any other provision in this Agreement, the Options shall vest immediately on the occurrence of a Change of Control as defined under the Plan. In the event of a Change of Control, the Options shall be assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refuses to assume or substitute for the Options, all Options immediately prior to the closing of the Change of Control event will automatically be exercised by a net exercise of the Options, under which the Company will not require a payment of the exercise price of the Options in cash but will reduce the number of shares of stock issued upon exercise by a whole number of shares based upon the price paid per share by the successor corporation. For example, if the successor corporation pays $2.00 per share and your exercise price is $0.50, if you hold 1,000 options, the Company will issue you 750 shares immediately prior to the Change of Control event. If the successor corporation pays a price per share which is below the exercise price under Section 2, then the Options will terminate immediately upon the Change of Control event if they are not assumed.

         (b) Subject to Section 24 of the Plan, any of the vested Options may be exercised prior to and until 6:00 p.m. New York time, 10 years from the Grant Date (the “Expiration Date”).

         (c) Notwithstanding any other provision of this Agreement, upon resolution of the Board or the Committee (as defined in the Plan), the Options, whether vested or unvested, shall be immediately forfeited if any of the events specified in Sections 24(a) or (b) of the Plan, as applicable, occur.

        4. Termination of Relationship.

         (a) Except as provided in Section 4(b) or (c), if for any reason the Optionee ceases to perform services for the Company, all rights granted hereunder shall terminate effective 12 months from that date.

         (b) If the Optionee ceases to provide services for the Company as a result of her death, the Optionee’s estate or any Transferee, as defined herein, shall have the right for 12 months form the date of death to exercise the Options subject to Section 3(c). For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

        (c) If the Optionee ceases to provide services as a result of becoming disabled within the meaning of Section 22(e)(3) of the Code, all rights granted hereunder shall terminate effective one year from that date.

         (d) Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

         (e) Any of the Options that were not vested immediately prior to the Termination Date shall terminate at that time.

For purposes of this Section 4 “Company” shall include subsidiaries and/or affiliates of the Company.

        5. Profits on the Sale of Certain Shares; Redemption. The Options granted hereunder shall be subject to the redemption provisions under Section 24(c) of the Plan.

        6. Method of Exercise. The Options shall be exercisable by a written notice in the form attached to this Agreement, which shall:

(a) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(b) be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company;

(c) be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes. If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

        The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options unless the underlying common stock is available to be sold pursuant to a Registration Statement.

        7. Anti-Dilution Provisions. The Options granted hereunder shall have the anti-dilution rights set forth in Section 14 of the Plan.

        8. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares. No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

        9. Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause. The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Section 24 of the Plan.

        10. Conditions to Exercise of Options. If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 10 is applicable as to federal law. In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

        The Options are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

        11. Sale of Shares Acquired Upon Exercise of Options. If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to the Options cannot be sold by the Optionee until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

        12. Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

        13. Duties of the Company. The Company will at all times during the term of the Options:

(a)  Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)  Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)  Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

        14. Parties Bound by Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

        15. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

        16. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

        17. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing and shall be delivered to the addresses in person, by FedEx or similar receipted delivery as follows:

        The Optionee:    at the address on the Signature Page

        The Company:    Aspen Group, Inc.
             276 Fifth Avenue
             Suite 305
             New York, New York 10001
             Attention: Michael Mathews

        with a copy to:    Michael D. Harris, Esq.
             Nason, Yeager, Gerson, Harris & Fumero, P.A.
             3001 PGA Boulevard
             Suite 305
             Palm Beach Gardens, Florida 33410

or to such other address as either of them, by notice to the other may designate from time to time.

        18. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys’ fees, costs and expenses.

        19. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance whether sounding in contract, tort or otherwise shall be governed or interpreted according to the laws of Delaware without regard to choice of law considerations.

        20. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

        21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

        22. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

        23. Stop-Transfer Orders.

         (a) The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (b) The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

        24. Arbitration. Except to the extent a party is seeking equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

        25. Exclusive Jurisdiction and Venue. Subject to Section 24, any action brought by either party against the other concerning the transactions contemplated by or arising under this Agreement shall be brought only in the state or federal courts of New York County, New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non convenience.

[Signature Page to Follow]

        IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

              ASPEN GROUP, INC.

              By:
               Michael Mathews, Chief Executive Officer

               OPTIONEE:

               Address:

NOTICE OF EXERCISE

To:  __________________________
        __________________________
        __________________________
        Attention _________, _______________
        Facsimile: (____) _____-______

        Please be advised that I hereby elect to exercise my option to purchase shares of ___________, pursuant to the Stock Option Agreement dated __________________.

Number of Shares to Be Purchased:    _______________

Multiplied by: Purchase Price Per Share   $______________

        Total Purchase Price     $_______________

Please check the payment method below:

____ Enclosed is a check for the total purchase price above.

____ Wire transfer sent on _____________, 20__.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Option Holder (Please Print): ________________________________

Address of Option Holder

________________________________________________________________

Telephone Number of Option Holder:  ________________________________

Social Security Number of Option Holder:  ________________________________

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

________________________________
(Name)

________________________________
(Address)

________________________________

________________________________

________________________________
(Telephone Number)

________________________________
(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am______ am not ______ [please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A. If the SEC has amended the rule defining the definition of accredited investor, the new provisions shall be applicable. I acknowledge that as a condition to exercise the Options, the Company may request updated information regarding the Holder’s status as an accredited investor. My exercise of the Options shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

________________________________  Dated: _________________
Signature of Option Holder

Exhibit A To Stock Option Agreement

For Individual Investors Only:
        1. A person who has an individual net worth, or a person who with his or her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising the stock options, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

        2a. A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

        2b. Alternatively, a person, who with his or her spouse, has joint income in excess of $300,000 in each applicable year.

        3. A director or executive officer of the Company.

Other Investors:
        4. Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

        5. A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

        6. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

        7. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

        8. An entity in which all of the equity owners are accredited investors.